                                                                              For Discussion Purposes Only

                                   FUND AND INVESTOR ACCOUNTING SERVICES AGREEMENT
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         THIS AGREEMENT is made as of __________,  20001 by and between  OPPENHEIMER  TREMONT OPPORTUNITY FUND, LLC, a Delaware limited liability company (the "Fund"), and PFPC INC., a Massachusetts corporation ("PFPC").
                                                W I T N E S S E T H :
         WHEREAS,  the Fund wishes to retain PFPC to provide  fund and  investor  accounting  services  provided  for herein,  and PFPC wishes to furnish such services.
         NOW,  THEREFORE,  in  consideration of the premises and the mutual  covenants  herein  contained,  and intending to be legally bound hereby, the parties hereto agree as follows:
1.       Definitions.  As Used in this Agreement:
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         (a)      "Authorized  Person"  means any officer of the Fund and any other person duly  authorized by the Board of Managers of
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                  the Fund (the  "Board") to give Oral  Instructions  and Written  Instructions  on behalf of the Fund.  An  Authorized
                  Person's  scope of authority may be limited by setting forth such  limitation  in a written  document  signed by both parties hereto.
(b)      "Change of Control"  means a change in  ownership  or control  (not  including  transactions  between  wholly-owned  direct or
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                  indirect  subsidiaries  of a common parent) of 25% or more of the beneficial  ownership of the shares of common stock or shares of beneficial interest of an entity or its parent(s).
         (c)      "Board of Managers" and "Members" shall have the same meanings as set forth in the Fund's Limited  Liability  Company
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                  Agreement.
         (d)      "Organizational  Documents"  means, in the case of the Fund, the Certificate of Formation,  Limited Liability Company
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                  Agreement, Prospectus and Statement of Additional Information or other documents constituting the Fund.
         (e)      "Oral  Instructions"  mean oral  instructions  received by PFPC from an Authorized Person or from a person reasonably
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                  believed by PFPC to be an Authorized  Person.  PFPC may, in its sole discretion in each separate  instance,  consider and rely upon instructions it receives from an Authorized Person via electronic mail as Oral Instructions.
          (f)     "Written  Instructions"  mean (i) written  instructions  signed by an Authorized  Person and received by PFPC or (ii)
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                  trade instructions  transmitted (and received by PFPC) by means of an electronic  transaction reporting system access to which  requires  use of a password or other  authorized  identifier.  The  instructions  may be delivered by hand, mail, tested telegram, cable, telex or facsimile sending device.
2.       Appointment.  The Fund hereby  appoints PFPC to provide fund and investor  accounting  services,  in accordance with the terms
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set forth in this Agreement.  PFPC accepts such appointment and agrees to furnish such services.
3.       Delivery of Documents.  The Fund has provided or, where applicable, will provide PFPC with the following:
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(a)      a copy of the Limited Liability Company Agreement and Prospectus and Statement of Additional Information;

(b)      copies (certified or authenticated, where applicable) of any and all amendments or supplements to the foregoing;

         (c)      a copy of the Fund's investment advisory agreement or agreements;

         (d)      a copy of any additional administration agreement;

         (e)      copies of all of the Fund's Organizational Documents;

         (f)      copies (certified or authenticated, where applicable) of any and all amendments or supplements to the foregoing; and

         (g)      copies of any tax, legal or regulatory notices affecting the Fund.

4.       Compliance with Rules and Regulations.
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         PFPC  undertakes to comply with the applicable  requirements of any laws,  rules and  regulations of governmental  authorities having  jurisdiction  with respect to the duties to be performed by PFPC  hereunder as are specified in writing by the Fund to
         PFPC and agreed to in writing by PFPC.  Except as  specifically  set forth  herein,  PFPC assumes no  responsibility  for such compliance by the Fund.
5.       Instructions.
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         (a)      Unless otherwise provided in this Agreement, PFPC shall act only upon Oral Instructions or Written Instructions.
         (b)      PFPC shall be entitled to rely upon any Oral  Instruction  or Written  Instruction  it  receives  from an  Authorized
                  Person (or from a person  reasonably  believed by PFPC to be an Authorized  Person) pursuant to this Agreement.  PFPC may assume that any Oral Instruction or Written  Instruction  received  hereunder is not in any way inconsistent with the provisions of Organizational  Documents or this Agreement or of any vote,  resolution or proceeding of the Board, unless and until PFPC receives Written Instructions to the contrary.
         (c)      The Fund  agrees to forward  to PFPC  Written  Instructions  confirming  Oral  Instructions  (except  where such Oral
                  Instructions  are given by PFPC or its  affiliates)  so that PFPC  receives the Written  Instructions  as promptly as practicable  and in any event by the close of  business on the day after such Oral  Instructions  are  received.  The fact that such confirming  Written  Instructions are not received by PFPC or differ from the Oral Instructions  shall in no way invalidate the transactions or  enforceability  of the transactions  authorized by the Oral Instructions or
                  PFPC's ability to rely upon such Oral Instructions.
6.       Right to Receive Advice.
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         (a)      Advice of the Fund.  If PFPC is in doubt as to any action it should or should not take,  PFPC may request  directions
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                  or advice, including Oral Instructions or Written Instructions, from the Fund.
         (b)      Advice of Counsel.  If PFPC shall be in doubt as to any question of law  pertaining to any action it should or should
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                  not take,  PFPC may request  advice from  counsel of its own  choosing  (who may be counsel for the Fund,  the Fund's investment adviser or PFPC, at the option of PFPC).
         (c)      Conflicting  Advice.  In the  event of a  conflict  between  directions  or advice or Oral  Instructions  or  Written
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                  Instructions  PFPC receives  from the Fund and the advice PFPC  receives from counsel,  PFPC may rely upon and follow the advice of counsel.
         (d)      Protection of PFPC.  PFPC shall be protected and  indemnified  by the Fund in any action it takes or does not take in
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                  reliance upon directions or advice or Oral  Instructions or Written  Instructions  PFPC receives from or on behalf of the Fund or from counsel and which PFPC believes,  in good faith,  to be consistent  with those  directions or advice and Oral  Instructions  or  Written  Instructions.  Nothing in this  section  shall be  construed  so as to impose an obligation upon PFPC (i) to seek such directions or advice or Oral Instructions or Written  Instructions,  or (ii) to
                  act in accordance with such directions or advice or Oral Instructions or Written Instructions.
7.       Records; Visits.
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         (a)      The books and records  pertaining  to the Fund which are in the  possession or under the control of PFPC shall be the property  of the Fund.  The Fund and  Authorized  Persons  shall have  access to such books and  records at all times during PFPC's normal business hours.  Upon the reasonable  request of the Fund,  copies of any such books and records shall be provided by PFPC to the Fund or to an Authorized  Person,  at the Fund's expense.  Any such books or records may be  maintained  in the form of  electronic  media and stored on any  magnetic  disk or tape or similar  recording method.
         (b)      PFPC shall keep the following records:
                  (i)      all books and records with respect to the Fund's books of account; and

                  (ii)     records of the Fund's securities transactions.

                  PFPC may house these records in a third party storage facility.

8.       Confidentiality.  Each party shall keep  confidential any information  relating to the other party's  business  ("Confidential
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         Information").  Confidential  Information shall include (a) any data or information that is competitively  sensitive material, and not generally known to the public,  including,  but not limited to, information about product plans, marketing strategies, finances,  operations,  customer  relationships,  customer  profiles,  customer lists,  sales  estimates,  business plans, and internal  performance  results  relating  to the  past,  present  or future  business  activities  of the Fund or PFPC,  their respective  subsidiaries and affiliated companies and the customers,  clients and suppliers of any of them; (b) any scientific or technical  information,  design,  process,  procedure,  formula, or improvement that is commercially valuable and secret in the  sense  that  its  confidentiality  affords  the  Fund or PFPC a  competitive  advantage  over  its  competitors;  (c) all confidential or proprietary concepts,  documentation,  reports, data,  specifications,  computer software, source code, object code, flow charts,  databases,  inventions,  know-how, and trade secrets, whether or not patentable or copyrightable;  and (d)
         anything designated as confidential.  Notwithstanding the foregoing,  information shall not be subject to such confidentiality obligations if it: (a) is already known to the receiving  party at the time it is obtained;  (b) is or becomes  publicly known or available  through no wrongful act of the receiving party;  (c) is rightfully  received from a third party who, to the best of the receiving  party's  knowledge,  is not under a duty of  confidentiality;  (d) is released by the  protected  party to a third party without  restriction;  (e) is required to be disclosed by the receiving party pursuant to a requirement of a court order,  subpoena,  governmental or regulatory agency or law (provided the receiving party will provide the other party written notice of such requirement,  to the extent such notice is permitted);  (f) is relevant to the defense of any claim or cause of action  asserted  against the  receiving  party;  or (g) has been or is  independently  developed or obtained by the receiving party.
9.       Liaison  with  Accountants.  PFPC shall act as liaison  with the  Fund's  independent  public  accountants  and shall  provide
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         account  analyses,  fiscal year  summaries,  and other  audit-related  schedules with respect to the Fund. PFPC shall take all reasonable  action in the  performance  of its duties under this  Agreement to assure that the necessary  information  is made available to such accountants for the expression of their opinion, as required by the Fund.
10.      PFPC System.  PFPC shall retain title to and ownership of any and all data bases,  computer programs,  screen formats,  report
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         formats,  interactive design  techniques,  derivative works,  inventions,  discoveries,  patentable or copyrightable  matters, concepts,  expertise,  patents,  copyrights, trade secrets, and other related legal rights utilized by PFPC in connection with the services provided by PFPC to the Fund.
11.      Disaster  Recovery.  PFPC shall  enter into and shall  maintain  in effect with  appropriate  parties  one or more  agreements
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         making reasonable  provisions for emergency use of electronic data processing  equipment to the extent  appropriate  equipment is available.  In the event of equipment  failures,  PFPC shall, at no additional  expense to the Fund, take reasonable  steps to minimize  service  interruptions.  PFPC shall have no liability  with respect to the loss of data or service  interruptions caused by equipment failure,  provided such loss or interruption is not caused by PFPC's own willful  misfeasance,  bad faith, gross negligence or reckless disregard of its duties or obligations under this Agreement.
12.      Compensation.  As  compensation  for services  set forth  herein that are rendered by PFPC during the term of this  Agreement,
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         the Fund will pay to PFPC a fee or fees as may be agreed to in writing by the Fund and PFPC.
13.      Indemnification.  The Fund agrees to indemnify and hold harmless PFPC and its affiliates  from all taxes,  charges,  expenses,
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         assessments,  claims and  liabilities  (including,  without  limitation,  attorneys'  fees and  disbursements  and liabilities arising under the  Securities  Laws and any state and foreign  securities  and blue sky laws)  arising  directly or indirectly from any action or omission to act which PFPC takes in connection  with the  provision of services to the Fund.  Neither PFPC, nor any of its affiliates,  shall be indemnified  against any liability (or any expenses incident to such liability) caused by
         PFPC's or its affiliates' own willful  misfeasance,  bad faith,  gross negligence or reckless  disregard in the performance of
         PFPC's activities under this Agreement.
14.      Responsibility of PFPC.
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         (a)      PFPC shall be under no duty  hereunder  to take any  action on behalf of the Fund  except as  specifically  set forth herein  or as may be  specifically  agreed  to by PFPC and the Fund in a  written  amendment  hereto.  PFPC  shall be obligated to exercise  care and  diligence in the  performance  of its duties  hereunder  and to act in good faith in performing  services  provided  for under this  Agreement.  PFPC shall be liable only for any damages  arising out of
                  PFPC's  failure to perform its duties under this  Agreement to the extent such  damages  arise out of PFPC's  willful misfeasance, bad faith, gross negligence or reckless disregard of such duties.
         (b)      Notwithstanding  anything  in this  Agreement  to the  contrary,  (i) PFPC  shall not be liable for  losses,  delays, failure, errors,  interruption or loss of data occurring directly or indirectly by reason of circumstances beyond its reasonable  control,  including  without  limitation acts of God; action or inaction of civil or military  authority;
                  public enemy; war; terrorism; riot; fire; flood; sabotage; epidemics; labor disputes; civil commotion;  interruption, loss or malfunction of utilities, transportation, computer or communications capabilities;  insurrection; elements of nature; or  non-performance by a third party; and (ii) PFPC shall not be under any duty or obligation to inquire into and shall not be liable for the validity or invalidity,  authority or lack thereof,  or  truthfulness  or accuracy or lack thereof, of any instruction,  direction,  notice, instrument or other information which PFPC reasonably believes to be genuine.
         (c)      Notwithstanding  anything in this  Agreement  (whether  contained  anywhere in Sections  15-17 or  otherwise)  to the contrary,  the Fund hereby acknowledges and agrees that (i) PFPC, in the course of providing  tax-related services or calculating and reporting portfolio  performance  hereunder,  may rely upon PFPC's interpretation of tax positions or its  interpretation  of  relevant  circumstances  (as  determined  by PFPC) in  providing  such tax  services  and in determining  methods of  calculating  portfolio  performance  to be used,  and that (ii) PFPC shall not be liable for losses  or  damages  of any kind  associated  with  such  reliance  except  to the  extent  such  loss or  damage  is substantially due to PFPC's gross negligence or willful misconduct.
         (d)      Notwithstanding  anything in this Agreement to the contrary,  without limiting anything in the immediately  preceding sentence,  Fund  hereby  acknowledges  and agrees that PFPC shall not be liable for any losses or damages of any kind associated  with any tax filings  with which PFPC has assisted in any way except to the extent such loss or damage is substantially due to PFPC's gross negligence or willful misconduct;  provided,  however, that PFPC shall not be found to have been grossly  negligent for losses or damages  associated  with areas of  responsibility  that the judiciary, regulators (or other  governmental  officials) or members of the hedge fund industry  determine would otherwise apply to PFPC (or similar service  providers) and which,  as of the date hereof,  have yet to be identified by such parties as areas for which PFPC (or any similar service provider) is (or would be) responsible.
          (e)     Notwithstanding  anything in this Agreement to the contrary,  (i) neither PFPC nor its affiliates shall be liable for any  consequential,  special or indirect  losses or damages,  whether or not the likelihood of such losses or damages was known by PFPC or its affiliates and (ii) PFPC's cumulative liability to the Fund for all losses,  claims,  suits, controversies,  breaches or damages for any cause  whatsoever  (including  but not limited to those arising out of or related  to this  Agreement)  and  regardless  of the form of action or legal  theory  shall not exceed the lesser of
                  $100,000 or the fees received by PFPC for services provided  hereunder during the 12 months  immediately prior to the date of such loss or damage.
         (f)      No party may assert a cause of action  against PFPC or any of its  affiliates  that  allegedly  occurred more than 12 months  immediately  prior to the filing of the suit (or, if applicable,  commencement  of  arbitration  proceedings)
                  alleging such cause of action.
         (g)      Each party shall have a duty to mitigate damages for which the other party may become responsible.
15.      Description of Accounting Services on a Continuous Basis.
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         PFPC will perform the following accounting services if required with respect to the Fund and Members:
                  (i)      Journalize investment, capital and income and expense activities;

                  (ii)     Record  investment  buy/sell trade tickets when received from the investment  adviser for the portfolio (the
                           "Adviser");

(iii)    Maintain individual ledgers for investment securities;

(iv)     Maintain historical tax lots for each security;

(v)      Record and reconcile corporate action activity and all other capital changes;

(vi)     Reconcile  cash and  investment  balances  with the Fund's  custodian(s)/prime  broker(s),  and provide  the Adviser  with the beginning cash balance available for investment purposes;

(vii)    Calculate contractual expenses, including management fees and incentive allocations, as applicable, in accordance with the Fund's Limited Liability Company Agreement;

                  (viii)   Post to and prepare the Statement of Assets and  Liabilities  and the Statement of Operations in U.S. dollar terms;

                  (ix)     Monitor the expense accruals and notify an officer of the Fund of any proposed adjustments;

                  (x)      Control all disbursements and authorize such disbursements upon Written Instructions;

                  (xi)     Calculate capital gains and losses;

                  (xii)    Determine net income;

                  (xiii)   Determine applicable foreign exchange gains and losses on payables and receivables;

(xiv)    Obtain security market quotes and currency  exchange rates from independent  pricing services  approved by the Adviser,  or if such quotes are  unavailable,  then obtain such prices from the Adviser,  and in either case  calculate  the market value of the Fund's  investments  in  accordance  with  applicable  valuation  policies or guidelines provided by the Fund to PFPC and acceptable to PFPC;

(xv)     Transmit or mail a copy of the portfolio valuation to the Adviser as agreed upon between the Fund and PFPC;

(xvi)    Arrange for the computation of the net asset value in accordance with the provisions of the offering memorandum;

(xvii)   Prepare an annual and semi-annual financial statement, which will include the following items:

                                            Schedule of Investments
                                            Statement of Assets and Liabilities
                                            Statement of Operations
                                            Statement of Changes in Members' Capital;
                  (xviii)  Supply various normal and customary Fund statistical data as requested on an ongoing basis;

                  (xix)    Prepare for execution and file the Fund's Federal form 1065 and state tax returns;

                  (xx)     Prepare and coordinate printing of the Fund's annual and semi-annual reports;

                  (xxi)    Copy the Fund's investment adviser on routine correspondence sent to Members;

                  (xxii)   Perform  such  additional  administrative  duties  relating  to  the  administration  of  the  Fund  as  may subsequently be agreed upon in writing between the Fund and PFPC;

                  (xxiii)  Maintain  the  register  of  Members  of the Fund and  enter on such  register  all  issues,  transfers  and repurchases of interests in the Fund;

                  (xxiv)   Arrange for the  calculation of the issue and repurchase  prices of interests in the Fund in accordance with the Fund's Limited Liability Company Agreement;

                  (xxv)    Allocate  income,  expenses,  gains and losses to Members'  capital  accounts in accordance  with the Fund's
                           Limited Liability Company Agreement;

                  (xxvi)   Calculate  the  Incentive  Allocation,  if any,  with respect to each Member in  accordance  with the Fund's
                           Limited  Liability  Company  Agreement and reallocate  corresponding  amounts from the  applicable  Members'
                           capital accounts to the Special Advisory Member's capital account; and

                  (xxvii)   Prepare and mail annually to Members any required Form K-1 in accordance with applicable tax regulations.

16.      Duration and Termination.  This Agreement shall continue until terminated by the
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         Fund or by PFPC on sixty  (60)  days'  prior  written  notice  to the other  party.  In the  event  the Fund  gives  notice of termination,  all expenses  associated  with movement (or  duplication)  of records and materials and conversion  thereof to a successor  service  provider (or each  successive  service  provider,  if there are more than one), and all trailing  expenses incurred by PFPC, will be borne by the Fund.
17.      Change of Control. Notwithstanding any other provision of this Agreement, in the event
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         of an agreement to enter into a transaction that would result in a Change of Control of the
         Fund's  adviser or sponsor,  the Fund's  ability to terminate the Agreement  pursuant to Section 18 will be suspended from the time of such agreement until two years after the Change of Control.
18.      Notices. All notices and other  communications,  including Written  Instructions but excluding Oral Instructions,  shall be in
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         writing or by confirming  telegram,  cable,  telex or facsimile  sending  device.  If notice is sent by  confirming  telegram, cable,  telex or  facsimile  sending  device,  it shall be  deemed  to have  been  given  immediately.  If  notice  is sent by first-class  mail, it shall be deemed to have been given seven days after it has been mailed.  If notice is sent by messenger, it shall be  deemed  to have  been  given on the day it is  delivered.  Notices  shall  be  addressed  (a) if to PFPC,  at 400
         Bellevue Parkway,  Wilmington,  DE 19809, attn:  ___________,  facsimile:  __________________________;  (b) if to the Fund, at
         the  address of the Fund or (c) if to neither of the  foregoing,  at such other  address as shall have been  provided  by like notice to the sender of any such notice or other communication by the other party.
19.      Amendments.  This  Agreement,  or any term thereof,  may be changed or waived only by written  amendment,  signed by the party
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         against whom enforcement of such change or waiver is sought.
20.      Delegation; Assignment.  PFPC may assign its rights and delegate its duties hereunder
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         to any majority-owned  direct or indirect  subsidiary of PFPC or of The PNC Financial Services Group, Inc., provided that PFPC gives the Fund 30 days prior written notice of such assignment or delegation.
21.      Counterparts.  This  Agreement  may be executed in two or more  counterparts,  each of which shall be deemed an original,  but
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         all of which together shall constitute one and the same instrument.
22.      Further Actions.  Each party agrees to perform such further acts and execute such
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         further documents as are necessary to effectuate the purposes hereof.
23.      Miscellaneous.
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         (a)      Entire Agreement.  This Agreement embodies the entire agreement and understanding  between the parties and supersedes
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                  all prior agreements and understandings  relating to the subject matter hereof,  provided that the parties may embody in one or more separate documents their agreement, if any, with respect to delegated duties.
         (b)      No Changes that Materially Affect Obligations.  Notwithstanding anything in this
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                  Agreement to the contrary,  the Fund agrees not to make any modifications to its registration  statement or adopt any policies  which would affect  materially  the  obligations or  responsibilities  of PFPC hereunder  without the prior written approval of PFPC, which approval shall not be unreasonably withheld or delayed.
         (c)      Captions.  The captions in this  Agreement  are included for  convenience  of reference  only and in no way define or
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                  delimit any of the provisions hereof or otherwise affect their construction or effect.
         (d)      Governing  Law.  This  Agreement  shall be deemed to be a contract  made in Delaware  and  governed  by Delaware  law
                  --------------
                  without regard to principles of conflict of law.
          (e)     Partial  Invalidity.  If any provision of this Agreement shall be held or made invalid by a court decision,  statute,
                  -------------------
                  rule or otherwise, the remainder of this Agreement shall not be affected thereby.
         (f)      Successors  and Assigns.  This  Agreement  shall be binding upon and shall inure to the benefit of the parties hereto
                  -----------------------
                  and their respective successors and permitted assigns.
         (g)      No  Representations  or  Warranties.  Except as  expressly  provided in this  Agreement,  PFPC hereby  disclaims  all
                  -----------------------------------
                  representations  and  warranties,  express  or  implied,  made to the Fund or any other  person,  including,  without limitation,  any warranties  regarding  quality,  suitability,  merchantability,  fitness for a particular purpose or otherwise  (irrespective of any course of dealing,  custom or usage of trade),  of any services or any goods provided incidental to services  provided  under this  Agreement.  PFPC  disclaims  any warranty of title or  non-infringement except as otherwise set forth in this Agreement.
         (h)      Facsimile  Signatures.  The facsimile signature of any party to this Agreement shall constitute the valid and binding
                  ---------------------
                  execution hereof by such party.

         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the day and year first above written.
                                                              PFPC INC.

By:_________________________________
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                                                              Title:
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                                                              OPPENHEIMER TREMONT
OPPORTUNITY FUND, LLC

By:_________________________________
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                                                              Title:
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